Exhibit 5.1(A)

SIMPSON THACHER & BARTLETT LLP

425 LEXINGTON AVENUE

NEW YORK, N.Y. 10017-3954

(212) 455-2000

FACSIMILE (212) 455-2502

                                March 28, 2006

JPMorgan Chase Bank, National Association

1111 Polaris Parkway

Columbus, Ohio 43240

Ladies and Gentlemen:

We have acted as counsel to JPMorgan Chase Bank, National Association, a national banking association (the “Registrant”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Registrant, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance of up to $10,000,000,000 aggregate principal amount of Asset Backed Securities, in the form of Asset Backed Notes (the “Notes”) and/or Asset Backed Certificates, by one or more Delaware statutory trusts to be formed by the Registrant pursuant to an Amended and Restated Trust Agreement between the Registrant and the owner trustee designated thereunder, substantially in the form filed as Exhibit 4.3(C) to the Registration Statement (each, an “Issuing Entity”). The Notes to be issued by each Issuing Entity will be issued pursuant to an Indenture between such Issuing Entity and the indenture trustee designated thereunder (each an “Indenture Trustee”), substantially in the form filed as Exhibit 4.2 to the Registration Statement (the “Indenture”).

We have examined the Registration Statement and the form of the Indenture. We also have examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinion hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Registrant.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have also assumed that at the time of execution, authentication, issuance and delivery of the Notes, the Indenture will be the valid and legally binding obligation of the Indenture Trustee. We have assumed further that (i) at the time of execution, authentication, issuance and delivery of the Notes, the Indenture will have been duly authorized, executed and delivered by the Issuing Entity in accordance with the law of the State of Delaware and (ii) execution, delivery and performance by the Issuing Entity of the Indenture and the Notes will not violate the law of the State of Delaware or any other applicable laws (excepting the laws of the State of New York and the federal laws of the United States).

Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that when the issuance and terms of the Notes of a particular Issuing Entity have been duly authorized by such Issuing Entity, when such Notes have been duly executed and authenticated in accordance with the terms of the related Indenture, and when such Notes have been delivered and sold in accordance with the provisions of the applicable definitive purchase, underwriting or similar agreement as contemplated by the Registration Statement, upon payment of the consideration therefor provided therein, such Notes will constitute valid and legally binding obligations of such Issuing Entity, enforceable against such Issuing Entity in accordance with their terms.

Our opinion set forth above is subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

We do not express any opinion herein concerning any law other than the law of the State of New York and the federal law of the United States.

We hereby consent to the filing of this opinion letter as Exhibit 5.1(A) to the Registration Statement and to the use of our name under the caption “Legal Opinions” in the form of prospectus supplement and the prospectus forming a part of the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

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